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                       Berry, Dunn, McNeil & Parker, LLC

                                                                    EXHIBIT 23.1


                   Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this S-4 Registration Statement of our report dated January 22, 1999 on our audit of the consolidated financial statements of Camden National Corporation for the year ended December 31, 1998, which report is included in Camden National Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this S-4 Registration Statement.

We also consent to the incorporation by reference in the registration statement of Camden National Corporation on Form S-4 of our report dated January 21, 1999 on our audit of the consolidated financial statements of KSB Bancorp, Inc. for the year ended December 31, 1998, which report is included in the 1998 Form 10-KSB of KSB Bancorp, Inc. for the year ended December 31, 1998.

                                          /s/ Berry, Dunn, McNeil & Parker, LLC



Portland, Maine
October 6, 1999